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Exhibit 23.4

                    CONSENT OF WILLIAMS, COX, WEIDNER & COX,
                              INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 3, 1999, with respect to the financial statements of C&L Bank of Blountstown (not presented separately), included in the Proxy Statement of The Banc Corporation that is made a part of the Registration Statement (Form S-4) and related Prospectus of The Banc Corporation for the registration of shares of its common stock.



                                       /s/ Williams, Cox, Weidner & Cox

Marianna, FL
September 17, 2001